Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
BroadVision, Inc.:

    As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2000, except with respect to the matter discussed in the section entitled "Stock Splits" in Note 1, as to which the date is March 13, 2000, included in this Form 10-K into the Company's previously filed Registration Statements, File Nos. 333-62619 and 333-14057.

                                               ARTHUR ANDERSEN LLP

San Jose, California
March 30, 2000